Exhibit 99.1
FOR IMMEDIATE RELEASE

Heritage Distilling Delivers Cryptocurrency Remarks at Summit Investor Conference

GIG HARBOR, WA | June 12, 2025 — (GLOBE NEWSWIRE) -- Heritage Distilling Holding Company, Inc. (NASDAQ: CASK), North America's most awarded craft distillery, announced today that on June 10, 2025, Heritage CEO, Justin Stiefel, made a presentation at the Summit Investor Conference in which the topic of the Company’s cryptocurrency policy came up for discussion. Mr. Stiefel discussed the Company’s recently announced activities related to the topic, noting:

•the creation of the Technology and Cryptocurrency Committee of the Board of Directors on January 7, 2025,

•the January 10, 2025, announcement of the Company’s Cryptocurrency Treasury Reserve Policy,

•the May 15, 2025, announcement of the adoption of the Company’s Cryptocurrency Treasury Reserve Policy,

•the June 3, 2025, announcement of the pre-release of the Company’s new Bitcoin Bourbon, and

•the June 9, 2025, announcement of the Company’s new license agreement with the House of Doge and pre-release sign up opportunity for the new House of Doge Bourbon and Dogecoin Giveaway.

House of Doge Bourbon™ was released under a license from House of Doge and is part of Heritage Distilling's broader strategy to integrate cryptocurrency into its operations while connecting with consumers seeking companies moving into crypto commerce.

Mr. Stiefel also disclosed that the Company is actively reviewing opportunities for financing tied to its Cryptocurrency Treasury Reserve Policy, including the possible use of proceeds from such financing for operations, debt reduction or elimination and the acquisition of cryptocurrencies to be held by the Company.

There can be no assurance that a transaction related to such financing will materialize, be finalized or become effective, and no reliance should be made upon such commentary made at the conference.

About Heritage Distilling Company, Inc.
Heritage is among the premier independent craft distilleries in the United States, offering a variety of whiskeys, vodkas, gins, rums, and ready-to-drink canned cocktails. Heritage has been North America's most awarded craft distillery by the American Distilling Institute for ten consecutive years out of the more than 2,600 craft producers. Beyond this remarkable achievement, Heritage has also garnered numerous Best of Class, Double Gold, and Gold medals at esteemed national and international spirits competitions. As one of the largest craft spirits producers on the West Coast by revenue, the company is expanding its presence nationwide through a diverse range of sales channels, including wholesale, on-premises venues, e-commerce, and the innovative Tribal Beverage Network (TBN). The TBN initiative, a groundbreaking collaboration with Native American tribes, focuses on developing Heritage-branded distilleries, unique tribal brands, and tasting rooms tailored to tribal communities. By serving patrons of tribal casinos and entertainment venues, the TBN creates meaningful economic and social benefits for participating tribes, while providing an additional avenue for tribes to exercise and strengthen their sovereignty. This unique partnership reflects Heritage’s commitment to innovation, community engagement, and sustainable growth.

Forward-Looking Statements This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates, and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the commercial success of the Company’s recently-release House of Doge Bourbon™ brand, the ability or inability of the Company to complete any financing related to cryptocurrencies, the impact of any new or anticipated financings related to cryptocurrencies or business developments that would be expected to result therefrom, and other risks described in Heritage’s registration statement on Form S-1, and its quarterly 10-Q and annual 10-K filings, which are on file with the SEC. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact
(800) 595-3550
ir@heritagedistilling.com

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